EXHIBIT 10.3
FORM OF SERIES 6-A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

SERIES 6-A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT
THIS SERIES 6-A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the “Agreement”) is made as of the  _____  day of August, 2009 by and among Tri-Isthmus Group, Inc., a Delaware corporation (the “Company”), and Dan Chen (the “Purchaser”).
The parties hereby agree as follows:
1. Authorization and Sale of Shares and Warrants.
1.1 Authorization. The Company has duly authorized the sale and issuance of up to 5,000 shares (the “Shares”) of its Series 6-A Convertible Preferred Stock, par value $0.01 per share (the “Series 6-A Preferred”), and warrants to purchase up to 3,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $0.50 per share substantially in the form attached hereto as Exhibit A (the “Warrants”). For purposes of this Agreement, a “Unit” shall consist of one share of Series 6-A Preferred and one Warrant to purchase 600 shares of Common Stock.
1.2 Purchase and Sale. Upon the terms and subject to the conditions herein, and in reliance on the representations, warranties and covenants set forth herein, at the Closing Purchaser shall purchase from the Company, and the Company shall issue and sell to Purchaser,  _____  Units for a purchase price of $1,000.00 per Unit (the “Purchase Price”).
1.3 Defined Terms Used in this Agreement. The following terms used in this Agreement shall be construed to have the meanings set forth below.
“Affiliate” means with respect to any person or entity (a “Person”), any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any partner, officer, director, or member of such Person.
“Balance Sheet” means the Company’s balance sheet as of September 30, 2008 included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008.
“Code” means the Internal Revenue Code of 1986, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Material Adverse Effect” means a material adverse effect on the assets or liabilities of the Company.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.

2. Closing; Deliveries.
2.1 Closing. The purchase and sale of the Units shall take place as of the date hereof (which time is designated as the “Closing”).
2.2 Deliveries; Certificate of Designation.
(a) Purchase Price; Shares and Warrants. At the Closing, the Purchaser shall pay the Purchase Price to the Company. Company shall deliver to Purchaser certificates representing the Shares and the Warrants being purchased by Purchaser as soon as reasonably practicable after Closing.
(b) Certificate of Designation. The Company has previously filed the Certificate of Designation of the Company, in the form attached hereto as Exhibit B (the “Certificate of Designation”), which establishes the rights and preferences of the Series 6-A Preferred.
3. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser that the following representations are true and correct as of the date hereof. For purposes of these representations and warranties, the phrase “to the Company’s knowledge” shall mean the actual knowledge of David Hirschhorn, Chief Executive Officer, or Donald C. Parkerson, Chief Financial Officer.
3.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.
3.2 Capitalization. As of the date of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, the authorized capital stock of the Company consisted of (i) 100,000,000 shares of Common Stock, 10,122,929 shares of which are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, of which (a) 67,600 shares of Series 1-A Preferred Stock, par value $0.01 per share, (b) 3,900 shares of Series 2-A Preferred Stock, par value $0.01 per share, (c) 8,987 shares of Series 5-A Preferred Stock, par value $0.01 per share, and (d) 4,607 shares of Series 6-A Preferred, are issued and outstanding. Except as disclosed in the Company’s SEC Filings (as that term is defined herein) and as contemplated hereby, there are no currently outstanding subscriptions, options, warrants, commitments, agreements or arrangements for or relating to the issuance, or sale of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of the Company. As of the Closing, and after giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of the Company will have been duly and validly authorized and issued and will be fully paid
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and non-assessable and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws and not subject to any preemptive rights. When issued in accordance with the terms of the Series 6-A Preferred and the Warrants, the shares of Common Stock issuable upon exercise of Series 6-A Preferred and the Warrants will be validly issued, fully paid and non-assessable. The terms relating to the Warrants are as set forth in Exhibit A attached hereto. The relative rights, preferences and other terms relating to the Series 6-A Preferred are as set forth in Exhibit B attached hereto. There are no preemptive rights, rights of first refusal, put or call rights or obligations or any other purchase or redemption obligations or anti-dilution rights with respect to the Company’s capital stock or any interests therein, except as disclosed in the Company’s SEC Filings (as that term is defined herein) or rights set forth herein or in the Company’s Certificate of Incorporation or the Certificates of Designation establishing such capital stock.
3.3 Authorization; No Conflict. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms. The execution of and performance of the transactions contemplated by this Agreement and the compliance with its provisions by the Company will not (a) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Company, (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, (c) result in the imposition of any Security Interest upon any assets of the Company or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).
3.4 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 4 of this Agreement and subject to the filings described in Section 3.5 below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares and exercise of the Warrants has been duly reserved for issuance, and upon issuance, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by Purchaser. Based in part upon the representations of the Purchaser in Section 4 of this Agreement, and subject to Section 3.5 below, the Common Stock issuable upon conversion of the Shares and exercise of the Warrants will be issued in compliance with all applicable federal and state securities laws.
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3.5 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws.
3.6 Compliance with Laws. The Company has complied in all material respects with all laws, regulations and orders applicable to its present and currently proposed business and has all material permits and licenses required thereby, except where the failure to have such permits or licenses would not have a Material Adverse Effect.
3.7 Absence of Litigation. Except as disclosed in the Company’s periodic reports filed with the SEC (the “SEC Filings”), there is no action, suit or proceeding pending or, to the Company’s knowledge, threatened, against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or which might result, either individually or in the aggregate, in a Material Adverse Effect.
3.8 Absence of Liabilities. The Company does not have any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, of the type required to be disclosed on a balance sheet other than (i) such matters as are specifically and expressly set forth on the Balance Sheet or (ii) those which have been incurred by the Company in the ordinary course of business during the period from the date of the Balance Sheet to the date hereof.
3.9 Material Contracts and Obligations. Except as disclosed in the Company’s SEC Filings, the Company is not a party to, nor is it bound by any of the following types of agreements: (a) any agreement under which the Company is restricted from carrying on any business or other services anywhere in the world; or (b) any agreement for the disposition of a material portion of the Company’s assets.
3.10 Changes. Except as disclosed in the Company’s SEC Filings, since September 30, 2008, there has not been:
(a) any material change in the assets or liabilities of the Company from that reflected on the Balance Sheet, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;
(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;
(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;
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(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;
(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;
(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;
(g) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;
(h) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;
(i) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;
(j) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or
(k) any agreement or commitment by the Company to do any of the foregoing.
3.11 Employees. The Company’s only current employees are David Hirschhorn and an administrative secretary.
3.12 No Stop Order. No stop order suspending or prohibiting the transactions contemplated by this Agreement has been issued by the SEC or the regulatory authorities of any state and, to the Company’s knowledge, no proceeding for that purpose has been initiated or is threatened or contemplated by the SEC or the regulatory authorities of any state.
3.13 Quotation of Common Stock. The Company’s Common Stock continues to be quoted on the OTC Bulletin Board under the ticker symbol, “TISG.OB”.
3.14 Directors and Officer’s Liability Insurance. The Company has made all payments under its existing policy of directors and officers’ liability insurance on a timely basis.
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4. Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants to the Company that:
4.1 Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms.
4.2 Purchase for Own Account; Accredited Investor. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
4.3 Experience. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel. The officers of the Company have made available to the Purchaser any and all information which the Purchaser has requested and have answered to the Purchaser’s satisfaction all inquiries made by the Purchaser; and the Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and the Purchaser is able financially to bear the risks thereof.
4.4 Restricted Securities. The Purchaser understands that the offer and sale of the Shares and the Warrants and the offer and sale of the Common Stock issuable upon conversion of the Shares and exercise of the Warrants have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares, the Warrants and the Common Stock issuable upon conversion of the Shares and exercise of the Warrants are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares, the Warrants and such Common Stock indefinitely unless the resales of same are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that, except as otherwise provided herein, the Company has no obligation to register or qualify the offer, sale or resale of the Shares, the Warrants or the Common Stock issuable upon conversion of the Shares or exercise of the Warrants for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, the Warrants and the Common Stock issuable upon conversion of the Shares and exercise of the Warrants, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.
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4.5 Legends. The Purchaser understands that the Shares, the Warrants and any securities issued in respect of or exchange for the Shares or exercise of the Warrants, may bear one or all of the following legends:
(a) “THE OFFER AND SALE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”
(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares and the Warrants represented by the certificate so legended.
5. Directors’ and Officers’ Insurance and Indemnification. From and after the Closing and for a period of six years, the Company will provide standard and customary directors’ and officers’ liability insurance coverage commercially consistent with the then-applicable size of the Company and its operations to current and former officers and directors of the Company (all such directors and officers are referred to herein as the “Covered Persons”), including run-off for past acts. From and after the Closing, the Company will fulfill and honor in all respects the obligations of the Company pursuant to any indemnification obligations of the Company with respect to each of the Covered Persons, and any indemnification provisions under the Company’s certificate of incorporation and bylaws will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Covered Persons as those contained in the certificate of incorporation and bylaws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Closing in any manner that would adversely affect the rights of the Covered Persons, unless such modification is required by law. This covenant shall be enforceable by the Covered Persons as third party beneficiaries, and shall be binding on all successors and assigns of the Company.
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6. Registration Rights.
6.1 Registration Obligations. Upon demand by holders owning at least Fifty Percent (50%) of the outstanding Shares, the Company shall include the shares of Common Stock issuable upon conversion of the Series 6-A Preferred and exercise of the Warrants (the “Registrable Securities”) in a registration statement prepared by the Company and filed with the SEC within thirty (30) days of such demand (the “Registration Statement”); provided, that no demand shall be made sooner than the six month anniversary of the Closing and the Purchaser shall be entitled to only one demand to register the resale of the Registrable Securities pursuant to this Section 6.1. The Registration Statement will be on Form SB-2 or other appropriate form (as the Company shall determine in its sole discretion) and will permit the Registrable Securities to be offered on a continuous basis. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act by the SEC as promptly as possible after the filing thereof. The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earliest of (a) the date on which all Registrable Securities have been sold, (b) the date on which all Registrable Securities may be sold immediately without registration of the offer and sale thereof under the Securities Act and without volume restrictions pursuant to Rule 144(k) of the Securities Act or (c) two years from the date the Registration Statement is declared effective by the SEC.
6.2 Suspension of Registration Obligations. The Company’s obligations under this Section 8 shall be suspended if (a) the fulfillment of such obligations would require the Company to make a disclosure that would be detrimental to the Company and the Company’s Board of Directors determines that it is in the best interests of the Company to defer such obligations or (b) the fulfillment of such obligations would require the Company to prepare financial statements not required to be prepared by the Company to comply with its obligations under the Exchange Act at the time the Registration Statement is proposed to be filed (the period during which either of the preceding conditions is in effect is referred to as a “Permitted Black-Out Period”). A Permitted Black-Out Period will end, as applicable, upon the making of the relevant disclosure by the Company (or, if earlier, when such disclosure would no longer be necessary or detrimental) or as soon as it would no longer be necessary to prepare such financial statements to comply with the Securities Act.
6.3 Expenses; Indemnification. The Company shall pay all costs and expenses incurred by the Company in connection with the preparation and filing of the Registration Statement, other than selling commissions and fees which shall be the sole responsibility of the Purchaser. The Company and the Purchaser shall provide each other with customary indemnification rights in connection with the Registration Statement prepared and filed with the SEC pursuant to this Section 6.
7. Indemnification.
7.1 Indemnification by the Company. The Company shall indemnify and hold harmless Purchaser and its permitted successors and assigns from and against any and all claims, demands, liabilities, obligations, damages, costs, and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) arising out of any breach of the Company’s representations, warranties, covenants or agreements set forth herein; provided, however, that (a) the Company shall not indemnify Purchaser for any Losses resulting from Purchaser’s negligence or intentional misconduct or any breach of Purchaser’s representations, warranties, covenants or agreements hereunder; and (b) the Company’s total liability under this Section 7.1 shall not exceed the aggregate consideration paid to the Company by the Purchaser for the Units issued and sold pursuant to this Agreement.
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7.2 Indemnification by the Purchaser. The Purchaser will indemnify and hold harmless the Company and its officers, directors, agents, Affiliates, principal shareholders, successors and assigns from and against any and all Losses arising out of any breach of the Purchaser’s representations, warranties, covenants or agreements set forth herein; provided, however, that the Purchaser shall not indemnify the Company for any Losses resulting from the Company’s negligence or intentional misconduct or any breach of the Company’s representations, warranties, covenants or agreements hereunder.
8. Miscellaneous.
8.1 Survival of Representations and Warranties. The representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one year following the Closing.
8.2 Successors and Assigns; No Third Party Beneficiaries. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.
8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
8.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.5. If notice is given to the Company, a copy shall also be sent to K&L GATES LLP, 1717 Main Street, Suite 2800, Dallas, Texas 75201, Attention: I. Bobby Majumder.
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8.6 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with the transactions contemplated by this Agreement. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee arising out of the transactions contemplated hereby (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its representatives is responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated hereby (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
8.7 Fees and Expenses. All fees and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses.
8.8 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of at least a majority of the then-outstanding Shares. Any amendment or waiver effected in accordance with this Section 8.8 shall be binding upon the Purchaser and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.
8.9 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
8.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
8.11 Acknowledgement. Each party hereto acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement.
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8.12 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing among the parties is expressly canceled.
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IN WITNESS WHEREOF, the parties have executed this Series 6-A Preferred Stock and Warrant Purchase Agreement as of the date first written above.

COMPANY:

TRI-ISTHMUS GROUP, INC.

By:
DAVID HIRSCHHORN, CEO

Address: 9663 Santa Monica Blvd. #959 Beverly Hills, CA 90210

PURCHASER:

DAN CHEN

Address:

SERIES 6-A PREFERRED STOCK AND
WARRANT PURCHASE AGREEMENT
[Signature Page]

EXHIBIT A
Form of Warrant
(See attached)
EXHIBIT A TO SERIES 6-A PREFERRED STOCK AND
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EXHIBIT “A”
WARRANT NO. _____
THE OFFER AND SALE OF THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE OFFER AND SALE THEREOF HAS BEEN REGISTERED UNDER THOSE LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
Right to Purchase                      Shares
of Common Stock of Tri-Isthmus Group, Inc.
TRI-ISTHMUS GROUP, INC.
Common Stock Purchase Warrant
TRI-ISTHMUS GROUP, INC., a Delaware corporation (the “Company”), hereby certifies that, for value received,                                                             , with an address of                                                                                                                                                                                                            (the “Holder”) is entitled, subject to the terms set forth below, to purchase from the Company at any time on or before 5:00 p.m., Pacific Daylight Time, on                                                             , 2011 (the “Expiration Date”),                                                               (                    ) fully paid and nonassessable shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), at a purchase price per share equal to the Purchase Price, as defined herein. The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant. The initial purchase price for shares subject to this Warrant will be $0.50 per share (the “Initial Purchase Price”), and will be adjusted from time to time as provided herein. The Initial Purchase Price or, if such price has been adjusted, the price per share of Common Stock as last adjusted pursuant to the terms hereof is referred to as the “Purchase Price” herein.
1. Exercise of Warrant. This Warrant may be exercised by the Holder hereof in full at any time until the Expiration Date by surrender of this Warrant and the subscription form annexed hereto (duly executed by the Holder), to the Company, and by making payment in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying (i) the number of shares of Common Stock subject to the Warrant by (ii) the Purchase Price then in effect.

2. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant, the Company will cause to be issued in the name of and delivered to the Holder hereof a certificate for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value (as reasonably determined by the Company) of one full share, together with any other stock or other securities or property (including cash, where applicable) to which the Holder is entitled upon such exercise. “Other Securities” shall mean any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Sections 3 or 4.
3. Adjustment.
(a) Initial Purchase Price; Subsequent Adjustment of Price and Number of Purchasable Shares. The Initial Purchase Price will be adjusted from time to time as provided below. Upon each adjustment of the Purchase Price, the Holder will thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Purchase Price in effect immediately before such adjustment by the number of shares of Common Stock purchasable pursuant to this Warrant immediately before such adjustment and dividing the product by the Purchase Price resulting from such adjustment.
(b) Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time after the date of this Warrant effects a subdivision of the outstanding shares of Common Stock, by stock split or otherwise, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased; and, conversely, if the Company at any time or from time to time after the date of this Warrant combines the outstanding shares of Common Stock, by reverse stock split or otherwise, the Purchase Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this Section 3(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.
(c) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the date of this Warrant either makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (2) the denominator of which shall be (i) the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus (ii) the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date or date fixed therefor and thereafter the Purchase Price shall be adjusted pursuant to this Section 3(c) as of the time of actual payment of such dividend or distribution. For purposes of the foregoing formula, “the total number of shares of Common Stock issued and outstanding” on a particular date shall include shares of Common Stock issuable upon conversion of stock or securities convertible into Common Stock and the exercise of warrants, options or rights for the purchase of Common Stock which are outstanding on such date.

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(d) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the date of this Warrant makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event, provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount and kind of securities of the Company which it would have received had this Warrant been exercised for Common Stock as of the date of such event and had it thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the Holder.
(e) Adjustment for Recapitalization, Reclassification, or Exchange. If the Common Stock issuable upon the exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification or other exchange (other than a subdivision or combination of shares, or a stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 3), then and in any such event the Holder shall have the right thereafter to exercise this Warrant to purchase the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other exchange by holders of the number of shares of Common Stock which might have been purchased under this Warrant immediately prior to such recapitalization, reclassification or other exchange, all subject to further adjustment as provided herein.
(f) Reorganizations, Mergers, Consolidations, Sales of Assets, or Other Change in Control. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a subdivision or combination of shares or a stock dividend or a recapitalization, reclassification or other exchange of shares, provided for elsewhere in this Section 3 or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s assets to any other person, or any other change in control that does not involve a change in economic ownership of the Company), then, as a part of such capital reorganization, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such capital reorganization, to which a holder of the number of shares of Common Stock deliverable upon such exercise would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder after the capital reorganization to the end that the provisions of this Section 3 (including the number of shares deliverable upon exercise of this Warrant) shall continue to be applicable after that event and shall be as nearly equivalent to the provisions hereof as may be practicable.

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(g) Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment of the Purchase Price and/or the number of shares of Common Stock subject to this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and shall prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.
4. Exercise upon Reorganization, Consolidation, Merger, Change in Control, etc. In case at any time or from time to time, the Company intends to (i) effect a reorganization, (ii) consolidate with or merge into any other person, (iii) sell or transfer all or substantially all of its properties or assets to any other person, (iv) sell the Company through sale of its capital stock, (v) dissolve, (vi) consummate a public offering of its securities, or (vii) effect any other change in control; then, the Company shall give at least ten (10) days’ notice to the Holder of such pending transaction whereby the Holder shall have the right to exercise this Warrant prior to any such reorganization, consolidation, merger, sale, dissolution, conveyance, offering or change in control. Any exercise of this Warrant pursuant to notice under this Section shall be conditioned upon the closing of such reorganization, consolidation, merger, sale, dissolution, conveyance, offering or other change in control which is the subject of the notice and the exercise of this Warrant shall not be deemed to have occurred until immediately prior to the closing of such transaction.
5. Further Assurances. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.
6. Notices of Record Date, etc. In the event of:
(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or
(b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or the sale, consolidation or merger of the Company with, to or into any other person, or
(c) any voluntary or involuntary dissolution, liquidation or winding up of the Company; or

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(d) any other change in control of the Company,
then and in each such event the Company will mail or cause to be mailed to the Holder, at least ten (10) days prior to such record date, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger or other change in control, or dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made.
7. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of any other warrant or security of the Company exercisable for, convertible into, exchangeable for or otherwise entitling the Holder to acquire shares of Common Stock (or Other Securities), and if at any time the number of authorized but unissued shares of Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.
8. Transfer of Warrant. This Warrant cannot be transferred without the prior written consent of the Company, which consent shall not be unreasonably withheld.
9. No Rights as a Stockholder. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.
10. Notices, etc. All notices which are required to be given pursuant to this Warrant shall be in writing and shall be delivered by certified mail, return receipt requested, first class postage prepaid, or sent by overnight express or similarly recognized overnight delivery with receipt acknowledged or by facsimile, with a copy thereof sent by one of the other means. Notices shall be deemed to have been given at the time delivered and shall be addressed as follows or to such other address as a party may designate by proper notice hereunder.

If to Holder:	To the address set forth on the first page hereof.

If to the Company:	Tri-Isthmus Group, Inc.
9663 Santa Monica Blvd., #959
Beverly Hills, California 90210
Attn.: David Hirschhorn, Chief Executive Officer

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11. Securities Laws. By acceptance of this Warrant, the Holder hereby represents to the Company that this Warrant is being acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing this Warrant or the Common Stock issuable upon exercise of this Warrant. By acceptance of this Warrant, the Holder further represents that the Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to this Warrant or the Common Stock issuable upon exercise of this Warrant. The Holder is an “accredited investor” as the term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the shares subject to this Warrant and the Holder is able financially to bear the risks thereof. The Holder understands that the offer and sale of this Warrant and the offer and sale of the Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder further recognizes and acknowledges that because the offer and sale of this Warrant and the offer and sale of the Common Stock issuable upon exercise of this Warrant are unregistered, they may not be eligible for resale, and may only be resold in the future pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements and that the Holder must, therefore, bear the economic risk of such investment indefinitely.
12. Legend. Unless theretofore registered for resale under the Securities Act, each certificate for shares of Common Stock issued upon exercise of this Warrant shall bear the following or a similar legend:
THE OFFER AND SALE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE OFFER AND SALE OF THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
13. Miscellaneous. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware, without regard to conflict of laws principles. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
* * *

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized as of June 8, 2009.

TRI-ISTHMUS GROUP, INC.
By:
DAVID HIRSCHHORN
Chief Executive Officer

[Signature page to Warrant]

FORM OF SUBSCRIPTION
TRI-ISTHMUS GROUP, INC.
(To be signed only on exercise of Warrant)
TO: TRI-ISTHMUS GROUP, INC.
1. The undersigned Holder of the attached original, executed Warrant of Tri-Isthmus Group, Inc., a Delaware corporation (the “Company”), hereby elects to exercise its purchase right under such Warrant with respect to _____ (_____) shares (the “Exercise Shares”) of Common Stock (as defined in the Warrant), constituting all the shares of Common Stock subject to the Warrant.
2. The undersigned Holder is hereby paying the aggregate purchase price for such the Exercise Shares (i) by the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $_____, or (ii) by wire transfer of United States funds to the account of the Company in the amount of $_____, which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company.
3. Please issue a stock certificate or certificates representing the Exercise Shares in the name of the undersigned Holder.
Dated:_______________________

Signature of Holder

EXHIBIT B
Certificate of Designation
(See attached)
EXHIBIT B TO SERIES 6-A PREFERRED STOCK AND
WARRANT PURCHASE AGREEMENT

B-1

EXHIBIT “B”
CERTIFICATE OF DESIGNATION OF
RIGHTS AND PREFERENCES OF
SERIES 6-A CONVERTIBLE PREFERRED STOCK
OF
TRI-ISTHMUS GROUP, INC.
Tri-Isthmus Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:
FIRST: That the name of the Company is Tri-Isthmus Group, Inc., and the original Certificate of Incorporation of the Company, which has subsequently been amended, was filed with the Secretary of State of the State of Delaware on November 8, 2000.
SECOND: That the Certificate of Incorporation of the Company authorizes the issuance of 5,000,000 shares of Preferred Stock, with the Board of Directors of the Company authorized to establish the rights and preferences thereof in accordance with Section 151(g) of the Delaware General Corporation Law (the “DGCL”).
THIRD: That, on February 6, 2008, the Board of Directors of the Company duly adopted resolutions setting forth the rights and preferences of the Series 6-A Convertible Preferred Stock.
FOURTH: That the rights and preferences of the Series 6-A Convertible Preferred Stock shall be as follows:
I. DESIGNATION AND AMOUNT
This series of Preferred Stock of the Company is designated Series 6-A Convertible Preferred Stock, par value $0.01 per share (the “Series 6-A Preferred Stock”). The number of authorized shares of Series 6-A Preferred Stock shall be 5,000.
II. CERTAIN DEFINITIONS
For purposes of this Certificate of Designation, the following terms shall have the following meanings:
A. “Board” means the Board of Directors of the Company.
B. “Closing Date” means March 31, 2008.
C. “Closing Price” means (i) if the Common Stock is traded on a securities exchange such as The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. or on the NASDAQ National Market System or Small Cap Market, the closing price of the Common Stock on such exchange or market on a given trading day or, if no sale takes place on that day on such exchange or market, the average of the official closing bid and asked prices for the Common Stock on that trading day, or (ii) if the Common Stock is traded on the OTC Bulletin Board, the closing bid price for the Common Stock on a given trading day.

D. “Common Stock” means the common stock of the Company, par value $0.01 per share.
E. “Conversion Price” shall initially be $0.3125 per share of Series 6-A Preferred Stock. The Conversion Price shall be subject to adjustment pursuant to Section VII.E.
F. “Effectiveness Period” means the period from the date on which a Registration Statement is declared effective by the SEC until the date which is the earliest of (a) the date on which all Registrable Securities have been sold, (b) the date on which all Registrable Securities may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k) of the Securities Act or (c) two years from the date the Registration Statement is declared effective by the SEC.
G. “Original Issue Price” means $1,000 per share (as adjusted for stock splits, stock dividends, combinations and the like for the Series 6-A Preferred Stock).
H. “Permitted Black-Out Period” means the period during which (i) the Board determines that fulfillment of the Company’s obligations to prepare and file a Registration Statement, to cause such Registration Statement to be declared effective by the SEC or to keep such Registration Statement continuously effective would require the Company to make a disclosure that would be detrimental to the Company and that it is in the best interests of the Company to defer such obligations or (ii) the fulfillment of such obligations would require the Company to prepare financial statements not required to be prepared by the Company to comply with its obligations under the Securities Exchange Act of 1934, as amended, at the time the Registration Statement is proposed to be filed. A Permitted Black-Out Period will end, as applicable, upon the making of the relevant disclosure by the Company (or, if earlier, when such disclosure would no longer be necessary or detrimental) or as soon as it would no longer be necessary to prepare such financial statements to comply with the Securities Act.
I. “Redemption Price” means, with respect to a share of Series 6-A Preferred Stock for which a Redemption Notice or a Company Redemption Notice has been delivered, an amount equal to: (i) 120% of the Original Issue Price if the redemption occurs during the first twelve (12) months following the Closing Date; (ii) 110% of the Original Issue Price if the redemption occurs during the second twelve (12) months following the Closing Date; (iii) 105% of the Original Issue Price if the redemption occurs during the period starting on the completion of the twenty-fourth (24) month following the Closing Date and ending on the completion of the forty-eighth (48) month following the Closing Date; and (iv) the Original Issue Price if the redemption occurs after completion of the forty-eighth (48) month following the Closing Date.
J. “Registrable Securities” means the shares of Common Stock issuable upon conversion of the Series 6-A Preferred Stock and exercise of the warrants issued simultaneously with the issuance of Series 6-A Preferred Stock (the “Warrants”).
K. “Registration Statement” means a registration statement filed by the Company which covers the Registrable Securities.

L. “SEC” means the United States Securities and Exchange Commission.
M. “Securities Act” means the Securities Act of 1933, as amended.
N. “Triggering Event” means the occurrence of any of the following events: (i) a Registration Statement is not declared effective by the SEC on or before the date which is fifteen (15) months following the Closing Date or, during the Effectiveness Period, an effective Registration Statement is not on file with the SEC for any reason (including, without limitation, the issuance of a stop order) for a period of twenty (20) consecutive trading days; provided, that a Triggering Event shall not be deemed to occur if the failure to have an effective Registration Statement on file is (x) due to factors within the control of the holders of the Series 6-A Preferred Stock (including a failure to make a demand for registration of the resale of the Series 6-A Preferred Stock) or (y) the result of a Permitted Black-Out Period; (ii) the Common Stock is not listed or eligible for quotation on one of the NASDAQ, the OTC Bulletin Board, Nasdaq Small Cap Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc., for a period of five (5) consecutive trading days; (iii) the Company’s issuance of a written notice to any holder of Series 6-A Preferred Stock, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of any Series 6-A Preferred Stock into shares of Common Stock; (iv) the Company’s failure to comply with a properly tendered Notice of Conversion within ten (10) business days after the receipt by the Company of such Notice of Conversion; or (v) the Company breaches any provision of this Certificate of Designation and such breach is not cured within a reasonable period of time following notice of such breach, except to the extent that such breach would not have a material adverse effect on any holder of Series 6-A Preferred Stock.
III. DIVIDENDS
The holders of shares of Series 6-A Preferred Stock shall be entitled to receive, out of any assets legally available therefor, when, as and if declared by the Board and pari passu with the Series 5-A Preferred Stock, noncumulative dividends in an amount equal to $40 per share annually. If shares of Series 6-A Preferred Stock are converted or redeemed in accordance with the provisions of this Certificate of Designation following the declaration of a dividend in accordance with the provisions herein, no dividends shall be paid on such shares unless the applicable record date for such dividend has occurred prior to such conversion or redemption. No dividend may be declared and paid upon shares of Series 6-A Preferred Stock in any fiscal year of the Company unless dividends have first been paid upon or declared and set aside for payment to the holders of shares of the Company’s Series 1-A Preferred Stock and Series 2-A Preferred Stock at the rates set forth in the Certificate of Incorporation and the Certificates of Designation for the Series 2-A Preferred Stock for such fiscal year of the Company. No undeclared or unpaid dividend shall ever bear interest.

IV. LIQUIDATION PREFERENCE
A. Liquidation of the Company. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series 6-A Preferred Stock shall be entitled to receive, pari passu with the Series 5-A Preferred Stock, after distribution of all amounts due to the holders of the Company’s Series 1-A Preferred Stock under Article 4, Section C.2(a) and C.2(b) of the Company’s Certificate of Incorporation, if any, (computed as if no shares of Series 6-A Preferred Stock were then outstanding) and distribution of all amounts due to the holders of the Company’s Series 2-A Preferred Stock under Section 4(a) and 4(b) of the Certificate of Designation for such Series (computed as if no shares of Series 6-A Preferred Stock were then outstanding), and prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock by reason of their ownership thereof, a preference amount for each outstanding share of Series 6-A Preferred Stock held by such holder equal to (i) the Original Issue Price for that outstanding share of Series 6-A Preferred Stock plus (ii) an amount equal to declared but unpaid dividends on such share, if any, but only to the extent of the Company’s retained earnings. Nothing in this Section IV will be construed to adversely affect the rights, preferences, privileges or limitations of the holders of the Series 1-A Preferred Stock or the Series 2-A Preferred Stock upon a liquidation, dissolution or winding up of the Company or reduce the amount to which such holders are entitled under the Company’s Certificate of Incorporation or the Series 2-A Certificate of Designation (assuming for such purpose that no shares of Series 6-A Preferred Stock were then outstanding).
B. For purposes of this Section IV, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by or to include (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, reorganization, merger or consolidation, excluding a merger solely to change the domicile of the Company) or (ii) a sale of all or substantially all of the assets of the Company; unless, in each case, the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold a majority of the voting power of the surviving or acquiring entity. In any of such events, if the consideration received by the Company is other than cash, its value will be deemed its fair market value. The fair market value of common stock which is publicly traded on an exchange or the NASDAQ National Market System or Small Cap Market shall be the average of the daily market prices of that stock over the twenty (20) consecutive trading days immediately preceding (and not including) the date the Company or its shareholders receive such stock. The daily market price for each trading day shall be: (A) the closing price on that day on the principal exchange or NASDAQ on which such common stock is then listed or admitted to trading, as applicable; or (B) if no sale takes place on that day on such exchange or NASDAQ, the average of the official closing bid and asked prices for that stock. Otherwise, the fair market value of such consideration shall be determined in good faith by the Board and provided in writing by the Company to the holders of the Series 6-A Preferred Stock within five (5) days of the date of such determination; provided, however, that the fair market value of such consideration shall be determined by appraisal in accordance with the following provisions if the holders of at least two-thirds of the then outstanding Series 6-A Preferred Stock object in writing to the Board’s determination within fifteen (15) days of their receipt of notice of such determination by the Board. A single appraiser shall be selected jointly by the holders of a majority of the outstanding Series 6-A Preferred Stock and the Company. If the holders of the Series 6-A Preferred Stock and the Company are unable to agree on an appraiser within twenty (20) days of the Board receiving notice of such holders’ objection to the Board’s determination, each shall immediately appoint an appraiser who shall determine such fair market value. If the lower of the appraised fair market values is not less than ninety percent (90%) of the higher appraised fair market value, the final fair market value of such consideration shall be the average of the appraised values. If the lower of the appraised values is less than ninety percent (90%) of the higher appraised value, the original appraisers shall appoint a final appraiser who shall pick one of the two prior values determined by the first two appraisers. All appraisal reports shall be completed no later than sixty (60) days after the appointment of the appraiser engaged to render such appraisal. All appraisal fees and costs shall be paid by the Company; provided, however, that if the final appraised value is no more than ten percent (10%) higher than that determined by the Board, the appraisal fees and costs shall be subtracted from the liquidation preference to be paid to the holders of the Series 6-A Preferred Stock.
V. REDEMPTION
A. Redemption at the Option of the Company. The Company, at its option, may redeem any or all of the outstanding shares of Series 6-A Preferred Stock at any time upon five (5) business days’ prior written notice to each holder of shares of Series 6-A Preferred Stock (a “Company Redemption Notice”), at a price per share equal to the (i) Redemption Price then in effect plus (ii) an amount equal to any declared but unpaid dividends on such share (collectively, the “Redemption Amount”); provided, that if a holder of Series 6-A Preferred Stock has delivered a Notice of Conversion to the Company prior to its receipt of the Company Redemption Notice or delivers a Notice of Conversion within five (5) business days of the date of the Company Redemption Notice, the shares of Series 6-A Preferred Stock designated to be redeemed by the Company may be converted into Common Stock by such holder in accordance with the terms of this Certificate of Designation. In the event the Company elects to redeem less than all of the outstanding shares of Series 6-A Preferred Stock, the Company shall redeem shares of Series 6-A Preferred Stock on a pro rata basis, based on the number of shares of Series 6-A Preferred Stock held by each holder relative to the total number of shares of Series 6-A Preferred Stock outstanding as of the time of such redemption.
B. Redemption on a Triggering Event. If and as long as a Triggering Event shall have occurred and remain in effect, the holders of a majority of the outstanding shares of Series 6-A Preferred Stock shall have the right, at such holders’ option, to require the Company to redeem all of such holders’ shares of Series 6-A Preferred Stock at a price per share equal to the Original Issue Price plus an amount equal to any declared but unpaid dividends on such share (the “Holder Redemption Amount”) by delivery of written notice to the Company (a “Redemption Notice”).
C. Redemption Payments. The Company shall pay a holder of Series 6-A Preferred Stock the Holder Redemption Amount or the Redemption Amount, by check or wire transfer of immediately available funds, with respect to each share of Series 6-A Preferred Stock within (i) ten (10) business days of the Company’s receipt of a Redemption Notice or (ii) ten (10) business days of the Company’s delivery of a Company Redemption Notice, as the case may be. In the event the Company is not able to redeem all of the shares of Series 6-A Preferred Stock subject to Redemption Notices, the Company shall redeem shares of Series 6-A Preferred Stock from such holders pro rata, based on the total number of shares of Series 6-A Preferred Stock included by such holder in its Redemption Notice relative to the total number of shares of Series 6-A Preferred Stock in all Redemption Notices; provided, that the foregoing shall not be deemed to limit the Company’s obligation to purchase shares of Series 6-A Preferred Stock hereunder.

D. Capital Impairment. In the event that Section 160 of the DGCL would be violated by the redemption of any shares of Series 6-A Preferred Stock that are otherwise subject to redemption pursuant to Section V.B., the Company: (i) will redeem the greatest number of shares of Series 6-A Preferred Stock possible without violation of said Section pro rata among the shares of Series 6-A Preferred Stock which are subject to Redemption Notices; (ii) thereafter shall use its best efforts to take all necessary steps in order to remedy its capital structure in order to allow further redemptions without violation of said Section (and not take any action inconsistent with so remedying such capital structure); and (iii) from time to time thereafter as promptly as possible, shall redeem remaining shares of Series 6-A Preferred Stock at the request of the holders to the greatest extent possible without causing a violation of Section 160 of the DGCL.
VI. VOTING RIGHTS
A. The holder of each share of Series 6-A Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series 6-A Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of the Company, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.
B. To the extent that under applicable law the vote of the holders of the Series 6-A Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of a majority of shares of the Series 6-A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the Series 6-A Preferred Stock then outstanding (except as otherwise may be required by applicable law) shall constitute the approval of such action by the class.
VII. CONVERSION
A. Right to Convert. Each holder of Series 6-A Preferred Stock may, at its option, at any time and from time to time, convert any or all of its shares of Series 6-A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock of the Company (any such shares issued pursuant to this Section VII, the “Conversion Shares”) as is determined by dividing (i) the Original Issue Price of such shares plus any declared but unpaid dividend on such shares by (ii) the Conversion Price then in effect.

B. Automatic Conversion. At any time, each share of Series 6-A Preferred Stock outstanding shall be converted into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the Original Issue Price of such share plus any declared but unpaid dividend on such share by (ii) the Conversion Price then in effect immediately upon the date specified by a written notice (“Automatic Election Notice”) delivered to the Company by the holders of not less than the majority of the outstanding shares of the Series 6-A Preferred Stock electing to effect the conversion. The Automatic Election Notice shall be delivered to the Company not less than ten (10) business days prior to the specified date of the automatic conversion. Within three (3) business days of receipt of the Automatic Election Notice, the Company shall provide written notice to all record holders of Series 6-A Preferred Stock of the election of such automatic conversion. Such notice shall state the date on which the automatic conversion shall occur and shall call upon the holders of Series 6-A Preferred Stock to deliver to the Company the certificates representing shares of Series 6-A Preferred Stock so converted (or, in lieu thereof, materials contemplated by Section VII.J., if applicable). Upon the delivery of such certificates (or, in lieu thereof, materials contemplated by Section VII.J., if applicable), the Company shall as soon as practicable, deliver to the transmitting holders (or at their direction) that number of shares of Common Stock issuable upon conversion of such shares of Series 6-A Preferred Stock being converted, dated as of the date of such conversion. Such conversion shall be deemed to have been made (and the shares of Common Stock issued) on the date of such automatic conversion, and the holders of the Series 6-A Preferred Stock so converted shall be treated for all purposes as the record holder or holders of such Common Stock as of the date of such conversion specified in the Automatic Election Notice.
C. Conversion by Company. The Company, at its option, may convert (a “Company Conversion”) all shares of the Series 6-A Preferred Stock into shares of Common Stock at the then applicable Conversion Price in the event the Closing Price of the Common Stock exceeds $0.65 per share (as adjusted for stock splits, recapitalizations, stock dividends and the like, the “Mandatory Redemption Trigger”) for the thirty (30) consecutive trading days prior to the mailing of the Company Conversion Notice (as defined below), provided, that no Triggering Event is in effect at the time of the mailing of such notice. Not less than ten (10) business days prior to the effective date of the Company Conversion, the Company shall provide written notice (a “Company Conversion Notice”) to all record holders of Series 6-A Preferred Stock of such Company Conversion. Such Company Conversion Notice shall state the date on which the Company Conversion shall occur and shall call upon the holders of Series 6-A Preferred Stock to deliver to the Company the certificates representing shares of Series 6-A Preferred Stock so converted (or, in lieu thereof, materials contemplated by Section VII.J., if applicable). Upon the delivery of such certificates (or, in lieu thereof, materials contemplated by Section VII.J., if applicable), the Company shall as soon as practicable, deliver to the transmitting holders (or at their direction) that number of shares of Common Stock issuable upon conversion of such shares of Series 6-A Preferred Stock being converted, dated as of the date of such conversion. Such Company Conversion shall be deemed to have been made (and the shares of Common Stock issued) on the date of such Company Conversion, and the holders of the Series 6-A Preferred Stock so converted shall be treated for all purposes as the record holder or holders of such Common Stock as of the date of such conversion specified in the Company Conversion Notice.

D. Mechanics of Conversion. In order to effect a conversion pursuant to Section VII.A, a holder of Series 6-A Preferred Stock shall fax (or otherwise deliver) a copy of the fully executed notice of conversion (in substantially the form attached hereto as Exhibit A, the “Notice of Conversion”) to the Company or its transfer agent and shall surrender or cause to be surrendered personally or via a reputable overnight courier to the Company or its transfer agent the certificates representing the Series 6-A Preferred Stock being converted (the “Preferred Stock Certificates”) duly endorsed or accompanied by duly executed stock powers (or, in lieu thereof, materials contemplated by Section VII.J., if applicable). Upon the delivery of a Notice of Conversion, the Company shall as soon as practicable, deliver to the holder (or at its direction) (x) that number of shares of Common Stock issuable upon conversion of such shares of Series 6-A Preferred Stock being converted and (y) a certificate representing the number of shares of Series 6-A Preferred Stock not being converted, if any. Such conversion shall be deemed to have been made (and the shares of Common Stock issued) immediately prior to the close of business on the date of surrender of the Preferred Stock Certificates (or such other later date specified in the Notice of Conversion), and the person entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.
E. Conversion Price Adjustments. The Conversion Price shall be subject to the following adjustments:
(1) Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time after the Closing Date effects a subdivision of the Common Stock of the Company, by stock split or otherwise, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased; and, conversely, if the Company at any time or from time to time after the Closing Date combines the outstanding shares of Common Stock, by reverse stock split or otherwise, the Conversion Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this Section VII.E(1) shall become effective at the close of business on the date the subdivision or combination becomes effective.
(2) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Closing Date either makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (a) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (b) the denominator of which shall be (i) the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance as of the close of business on such record date plus (ii) the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date or date fixed therefor and thereafter the Conversion Price shall be adjusted pursuant to this Section VII.E(2) as of the time of actual payment of such dividend or distribution. For purposes of the foregoing formula, “the total number of shares of Common Stock issued and outstanding” on a particular date shall include shares of Common Stock issuable upon conversion of stock or securities convertible into Common Stock and the exercise of warrants, options or rights for the purchase of Common Stock which are outstanding on such date.

(3) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Closing Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event, provision shall be made so that each holder of Series 6-A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereon, the amount and kind of securities of the Company which it would have received had such shares of Series 6-A Preferred Stock been converted into Common Stock as of the date of such event and had it thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period hereunder with respect to the rights of such holder.
(4) Adjustment for Recapitalization, Reclassification, or Exchange. If the Common Stock issuable upon the conversion of the Series 6-A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification or other exchange (other than a subdivision or combination of shares, or a stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section VII.E), then and in any such event each holder of Series 6-A Preferred Stock shall be entitled to convert its shares of Series 6-A Preferred Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other exchange by holders of the number of shares of Common Stock into which the shares of Series 6-A Preferred Stock then held by such holder could be converted immediately prior to such recapitalization, reclassification or other exchange, all subject to further adjustment as provided herein.

(5) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a subdivision or combination of shares or a stock dividend or a recapitalization, reclassification or other exchange of shares, provided for elsewhere in this Section VII.E or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s assets to any other person), then, as a part of such capital reorganization, provision shall be made so that each holder of Series 6-A Preferred Stock shall thereafter be entitled to receive upon conversion of the shares of Series 6-A Preferred Stock then held by such holder the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such capital reorganization, to which a holder of the number of shares of Common Stock deliverable upon such exercise would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section VII.E with respect to the rights of each holder of Series 6-A Preferred Stock, after the capital reorganization to the end that the provisions of this Section VII.E (including the number of shares deliverable upon conversion of the Series 6-A Preferred Stock) shall continue to be applicable after that event and shall be as nearly equivalent to the provisions hereof as may be practicable.
(6) Sale of Shares Below Conversion Price.
(a) If at any time or from time to time after the Closing Date, the Company issues or sells Additional Shares of Common Stock (as hereinafter defined), or securities convertible into or exchangeable for Additional Shares of Common Stock, in connection with a transaction resulting in gross proceeds to the Company of at least $1,000,000 (a “Subsequent Financing”) for an Effective Price (as hereinafter defined) less than the then existing Conversion Price (i) on or before the one-year anniversary of the Closing Date, then the Conversion Price shall be reduced to an amount equal to such Effective Price effective as of the closing of such Subsequent Financing or (ii) at any time following the one-year anniversary of the Closing Date, then the Conversion Price shall be reduced, effective as of the closing of such Subsequent Financing, to a price determined by multiplying that Conversion Price by a fraction, the numerator of which shall be (A) the number of shares of Common Stock outstanding as of the close of business on the day preceding the closing of the Subsequent Financing (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of all rights, options or warrants or upon conversion of all securities convertible into or exchangeable for Common Stock (including the Series 1-A Preferred Stock, the Series 2-A Preferred Stock, the Series 5-A Preferred Stock, and the Series 6-A Preferred Stock) outstanding as of the close of business on the day preceding the closing of the Subsequent Financing) plus (B) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof is deemed to have been received) by the Company for the total number of Additional Shares of Common Stock (or securities convertible into or exchangeable for Additional Shares of Common Stock) so issued would purchase at such Conversion Price (prior to such adjustment) and the denominator of which shall be (X) the number of shares of Common Stock outstanding immediately prior to the closing of the Subsequent Financing (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of all rights, options or warrants or upon conversion of all securities convertible into or exchangeable for Common Stock (including the Series 1-A Preferred Stock, the Series 2-A Preferred Stock, the Series 5-A Preferred Stock, and the Series 6-A Preferred Stock) outstanding as of the close of business on the day preceding the closing of the Subsequent Financing) plus (Y) the number of such Additional Shares of Common Stock issued or sold in the Subsequent Financing.

For the purpose of making any adjustment required under this Section VII.E(6), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the amount of cash received by the Company, (B) to the extent it consists of property other than cash, be computed at the fair market value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.
(b) For the purpose of the adjustment required under this Section VII.E(6), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as “Convertible Securities”) and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price then in effect, then in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

(c) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or deemed issued hereunder) by the Company after the Closing Date, whether or not subsequently reacquired or retired by the Company, other than: (A) shares of Common Stock issued upon conversion or exchange of the Series 6-A Preferred Stock or any other options or warrants or convertible securities outstanding or issuable on the Closing Date including, without limitation, the Warrants; (B) shares of Common Stock issued upon conversion or exchange of the Series 2-A Preferred Stock pursuant to Section 7 of the Certificate of Designation creating the Series 2-A Preferred Stock; (C) shares of Common Stock issued upon conversion or exchange of the Series 1-A Preferred Stock pursuant to Article 4, Section C.5 of the Certificate of Incorporation; (D) , shares of Common Stock issued upon conversion or exchange of the Series 5-A Preferred Stock pursuant to Section 7 of the Certificate of Designation creating the Series 5-A Preferred Stock; (E) shares of Common Stock issuable or issued to the directors, officers and employees of or consultants to the Company pursuant to a plan approved by the Board of Directors of the Company; (F) shares of Common Stock issuable or issued as part of an acquisition by the Company of all of or certain assets (including technology rights) or shares of another company or entity whether through a purchase, merger, exchange, reorganization or the like; and (G) shares of Common Stock issuable or issued pursuant to equipment financing or leasing arrangements. The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section VII.E(6), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section VII.E(6), for such Additional Shares of Common Stock.
(7) Upon the occurrence of each adjustment or readjustment of the Conversion Price, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and shall prepare and furnish to the holders of Series 6-A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

F. Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 6-A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series 6-A Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 6-A Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Company’s Certificate of Incorporation.
G. Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series 6-A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series 6-A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (determined as provided in Section IV.B).
H. Notices. Any notice required by the provisions of this Section VII to be given to the holders of shares of Series 6-A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, return receipt requested, and addressed to each holder of record at its address appearing on the books of the Company.
I. Valid Issue. The Company will ensure that all Conversion Shares issued pursuant to this Section VII, if any, will be duly and validly issued, fully-paid and non-assessable, and free and clear of all encumbrances, liens, mortgages and any other rights of third parties whatsoever.
J. Lost or Stolen Certificates. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (x) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (y) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if a holder of Series 6-A Preferred Stock contemporaneously requests the Company to convert such Preferred Stock.

VIII. AMENDMENT
Any term relating to the Series 6-A Preferred Stock may be amended and the observance of any term relating to the Series 6-A Preferred Stock may be waived (either generally or in a particular instance) only with the vote or written consent of holders of a majority of the outstanding shares of the Series 6-A Preferred Stock. Any amendment so effected shall be binding upon the Company and any holder of the Series 6-A Preferred Stock.
IX. PROTECTIVE PROVISIONS
So long as at least 25% of the authorized shares of Series 6-A Preferred Stock remain outstanding, the Company shall not, without the vote or written consent by the holders of a majority of the outstanding shares of Series 6-A Preferred Stock, voting together as a single class:
A. Amend, alter or repeal the provisions of the Series 6-A Preferred Stock in this Certificate of Designation, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series 6-A Preferred Stock;
B. Repurchase, redeem or pay dividends or effect any other distribution on, shares of the Company’s capital stock ranking junior to the Series 6-A Preferred Stock, other than dividends payable in capital stock of the Company; or
C. Amend the Certificate of Incorporation (including by way of a Certificate of Designation) or bylaws of the Company to change materially and adversely the rights, preferences, privileges or limitations of the Series 6-A Preferred Stock;
provided, that the foregoing shall in no way limit the Company’s ability to authorize, create or issue any class of capital stock ranking senior (in terms of dividends, liquidation preference or redemption) to, or pari passu with, the Series 6-A Preferred Stock.
X. NO REISSUANCE OF SERIES 6-A PREFERRED STOCK
No share or shares of Series 6-A Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be returned to the status of undesignated shares of Preferred Stock.
* * *

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this  _____  day of February, 2009.

TRI-ISTHMUS GROUP, INC.
By:
	Name:	David Hirschhorn
	Title:	Chief Executive Officer

[Signature Page to Certificate of Designation of Rights and Preferences of Series 6-A
Convertible Preferred Stock of Tri-Isthmus Group, Inc.]

EXHIBIT A
NOTICE OF CONVERSION

ATTN:	CHIEF EXECUTIVE OFFICER

CHIEF FINANCIAL OFFICER
The undersigned hereby irrevocably elects to convert (the “Conversion”) the number of shares of the Series 6-A Convertible Preferred Stock (the “Series 6-A Preferred Stock”) set forth below (the “Amount of Preferred Stock”), plus all declared and unpaid dividends thereof, into shares of common stock (“Common Stock”) of Tri-Isthmus Group, Inc. (the “Company”) according to the conditions of the Certificate of Designation, as of the date written below.
In the event of partial exercise, please reissue an appropriate certificate for the principal balance which shall not have been converted.

Date of Conversion:
Applicable Conversion Price:
Amount of Preferred stock:
Number of Shares of Common Stock to be Issued upon conversion:

Signature:

Name:

Address:

Fax Number (for confirmation):
cc:                                          [Transfer Agent]
Acknowledged And Agreed:
TRI-ISTHMUS GROUP, INC.

By:

Name:

	Title:	Date: